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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, and No. 33-60069) and Form S-8 (No. 2-74004, No. 33-43918,
No. 33-51817, No. 33-51821, No. 33-60037, and No. 33-61703) of E. I. du Pont
de Nemours and Company of our report dated February 13, 1998, appearing on page 30 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K.


PRICE WATERHOUSE LLP

Thirty South Seventeenth Street
Philadelphia, Pennsylvania 19103
March 23, 1998